EXHIBIT 99.1

Cinedigm Announces Third Quarter Fiscal 2014 Financial Results

Record Results Reflect Successful Integration of Gaiam Inc.’s Entertainment Unit

LOS ANGELES (February 13, 2014) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the third quarter fiscal 2014 which ended December 31, 2013.

Third Quarter Highlights Include:

●	Consolidated revenues increased 60% to $34.9 million, reflecting the successful integration of Gaiam Inc.’s Entertainment Unit (“GVE”), acquired on October 21, 2013

●	Non-deployment revenues increased 146% to $22.2 million, reflecting the positive impact of GVE

●	Cinedigm Entertainment Group (CEG) revenues increased 234% to $18.8 million, reflecting the positive impact of GVE

●	Consolidated Adjusted EBITDA in the third quarter was $17.8 million, an increase of $2.6 million versus the prior year quarter of $15.2 million

●	Adjusted EBITDA from non-deployment businesses more than doubled to $5.7 million, increasing from $2.8 million in the prior year quarter

●
CEG expanded its total home entertainment distribution library of films and TV episodes to over 33,000 titles during the third quarter, and delivered over 2,500 pieces of content into the digital ecosystem

●
Subsequent to quarter-end, Cinedigm’s digital network business continued to expand through a partnership announced yesterday with Wizard World, Inc. to launch a digital channel later this year focused on the Comic Con audience

Third Quarter Fiscal 2014 Results

Consolidated revenues (including Phase 1 DC and Phase 2 DC subsidiaries) in the third quarter were $34.9 million, a $13.1 million or 60% increase from the prior year period.  Phase 1 and Phase 2 Deployment revenues remained flat year-over-year for the three months ended December 31, 2013 as virtual print fees continue to be impacted by studio releasing decisions outside of our control. Cinedigm repaid $10 million of non-recourse debt during the quarter.

Third quarter non-deployment revenues (excluding Phase 1 DC and Phase 2 DC subsidiaries) were $22.2 million, an increase of $13.2 million or 146% from $9.0 million in the year ago period.

CEG revenues increased 234% to $18.8 million due to organic growth and the acquisition of GVE, which was completed on October 21, 2013.  GVE contributed $10.9 million of revenues during the nine and half weeks of Cinedigm’s ownership. In addition, GVE generated approximately $2.2 million of revenues in the three weeks of October for its previous owner prior to the acquisition closing.

Services segment revenue remained level and stable with the prior year quarter as our recurring revenue base performed as expected.

Consolidated Adjusted EBITDA in the third quarter was $17.8 million, an increase of $2.6 million or 17.1% versus the prior year quarter of $15.2 million.

Adjusted EBITDA from non-deployment businesses was $5.7 million during the three months ended December 31, 2013, more than doubling from $2.8 million for the three months ended December 31, 2012, also reflecting the positive results of the GVE Acquisition, as well as overall growth within CEG.

“The acquisition of GVE has generated solid results right out of the gate,” said Chris McGurk, Chairman of the Board and CEO. “With the integration on track and nearly complete, we are focused on building our sales pipeline by leveraging our position as the largest independent physical and digital distributor of non-theatrical content into the home and mobile markets.  Additionally, we are focused on the opportunity to utilize Cinedigm’s 33,000-plus film and TV episode library to expand our digital network business.  Our Docurama channel and our recently announced partnership to launch a digital channel for the Comic Con audience are exciting examples of our commitment to build a leading digital network business, while further monetizing our library.”

“We produced record non-deployment revenues and EBITDA this quarter, even as we integrated two companies and put in place significant operating synergies that we will fully recognize over the next two quarters,” said Adam Mizel, Chief Operating Officer and CFO.  “The Company also signed several long-term library rights and digital licensing transactions in the quarter, as well as a significant transaction which closed prior to year end and in which cash has since been collected. However, the revenue must be amortized over the multi-year term of the contract rather than recognized immediately, as had been assumed in our recent forecast.  We expect the combined company to utilize its strong market position, growing sales pipeline and first mover position in the digital networks business to accelerate growth over the next 18 months.”

Nine-Month Fiscal 2014 Results

Revenues increased $11.2 million or 25% to $72.7 million during the nine months ended December 31, 2013 resulting from the organic growth in revenues in CEG, as well as the GVE Acquisition, partially offset by decreases in Deployment and Services revenues. The CEG business expanded by $13.8 million, or 115%, year over year, of which $10.9 million is directly attributable to revenues of GVE earned from October 21, 2013 through the end of our fiscal third quarter. The Company reported Adjusted EBITDA (including its Phase 1 DC and Phase 2 DC subsidiaries) of $38.8 million for the nine months ended December 31, 2013, in comparison to $42.6 million for the nine months ended December 31, 2012. Adjusted EBITDA from non-deployment businesses decreased to $3.3 million during the nine months ended December 31, 2013, from $4.8 million for the nine months ended December 31, 2012, reflecting ramp up marketing and distribution expenses in our theatrical releasing business.

Fiscal Fourth Quarter and Second Half Fiscal 2014 Outlook

The Company has adjusted its fiscal fourth quarter guidance and second half guidance to reflect the effect of its revenue recognition timing with  fourth quarter non-deployment EBITDA  guidance of $5.8-$7.3 million and total consolidated fourth quarter EBITDA guidance of $17.0-$18.5. We expect fourth quarter non-deployment revenues of $22.5-$24.5 million and total consolidated revenues of $35-$37 million. Second half non-deployment EBITDA is expected to be $12.5-$14.0 million versus $17-$18 million and consolidated EBITDA is expected to be $36.0-$38.0 million versus $41-$42 million. As noted previously, our previous and current second half guidance includes the approximately $2.2 million in revenues and associated EBITDA recognized by GVE’s prior owner in the period of October 1st-21 st, 2013.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation, merger and acquisition costs, restructuring and transition expenses, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses Adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that Adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on February 13, 2014. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning February 13, 2014 at 7:30 p.m. EST, through February 20, 2014 at 11:59 p.m. EST. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 59426115.

About Cinedigm

Over the past decade, Cinedigm has led the digital distribution revolution that continues to transform the media landscape. In addition to its pioneering role in transitioning movie theatres from traditional film prints to digital distribution, Cinedigm is the leading independent content distributor in the United States, with direct relationships with over 60,000 physical retail stores and digital platforms, including Wal-Mart, Best Buy, Target, iTunes, Netflix, and Amazon, as well as the national Video On Demand platform on cable television.  The company’s library of over 32,000 titles and episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, WWE, NFL, Shout Factory, Hallmark, Jim Henson and more.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Cinedigm Contact:

For more information: Jill Newhouse Calcaterra

jcalcaterra@cinedigm.com  310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2013	March 31, 2013
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$18,863	$13,448
Accounts receivable, net	70,341	29,384
Deferred costs, current portion	1,878	1,238
Unbilled revenue, current portion	5,987	7,432
Prepaid and other current assets	12,230	6,091
Note receivable, current portion	333	331
Assets of discontinued operations, net of liabilities	1,876	2,279
Total current assets	111,508	60,203

Restricted cash	6,751	6,751
Security deposits	218	218
Property and equipment, net	144,291	170,088
Intangible assets, net	35,284	12,799
Goodwill	8,542	8,542
Deferred costs, net of current portion	7,931	7,396
Accounts receivable, long-term	1,451	1,225
Note receivable, net of current portion	102	130
Investment in non-consolidated entity, net	—	1,812
Assets of discontinued operations, net of current portion	6,164	12,295
Total assets	$322,242	$281,459

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	December 31, 2013	March 31, 2013
LIABILITIES AND STOCKHOLDERS’ DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$63,755	$39,777
Current portion of notes payable, non-recourse	34,095	34,447
Current portion of notes payable	18,275	—
Current portion of capital leases	590	132
Current portion of deferred revenue	3,463	1,844
Current portion of contingent consideration for business combination	—	1,500
Total current liabilities	120,178	77,700

Notes payable, non-recourse, net of current portion	173,797	203,462
Notes payable, net of current portion	24,553	—
Capital leases, net of current portion	5,632	4,386
Interest rate derivatives	—	544
Deferred revenue, net of current portion	12,829	10,931
Contingent consideration, net of current portion	1,906	1,750
Total liabilities	338,895	298,773
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at December 31, 2013 and March 31, 2013, respectively. Liquidation preference of $3,636	3,547	3,466
Class A common stock, $0.001 par value per share; 118,759,000 shares authorized; 64,501,920 and 48,448,137 shares issued and 64,450,480 and 48,396,697 shares outstanding at December 31, 2013 and March 31, 2013, respectively	64	48
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized and issued, 0 shares outstanding at December 31, 2013 and March 31, 2013	—	—
Additional paid-in capital	245,178	221,810
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(265,270)	(242,466)
Total stockholders’ deficit	(16,653)	(17,314)
Total liabilities and stockholders’ deficit	$322,242	$281,459

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012
Revenues	$34,885	$21,779	$72,664	$61,448
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	11,013	2,119	19,558	5,595
Selling, general and administrative	6,949	5,435	17,243	16,247
Provision for doubtful accounts	33	72	227	226
Merger and acquisition expenses	2,779	—	2,779	1,267
Restructuring and transition expenses	1,142	—	1,142	340
Depreciation and amortization of property and equipment	9,444	9,120	27,901	27,264
Amortization of intangible assets	1,228	732	2,055	1,100
Total operating expenses	32,588	17,478	70,905	52,039
Income from operations	2,297	4,301	1,759	9,409
Interest expense, net	(5,051)	(6,690)	(14,507)	(21,426)
Income (loss) on investment in non-consolidated entity	—	678	(1,812)	1,340
Other income, net	23	102	269	494
Change in fair value of interest rate derivatives	38	349	796	1,025
Loss from continuing operations before benefit from income taxes	(2,693)	(1,260)	(13,495)	(9,158)
Benefit from income taxes	—	—	—	5,019
Loss from continuing operations	(2,693)	(1,260)	(13,495)	(4,139)
Loss from discontinued operations	(7,689)	(524)	(9,042)	(389)
Net loss	(10,382)	(1,784)	(22,537)	(4,528)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(10,471)	$(1,873)	$(22,804)	$(4,795)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.05)	$(0.03)	$(0.25)	$(0.09)
Loss from discontinued operations	(0.12)	(0.01)	(0.17)	(0.01)
	$(0.17)	$(0.04)	$(0.42)	$(0.10)

Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	61,729,658	48,320,257	54,357,320	47,254,337

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended December 31,
($ in thousands)	2013	2012
Net loss from continuing operations before income taxes	$(2,693)	$(1,259)
Add Back:
Depreciation and amortization of property and equipment	9,444	9,120
Amortization of intangible assets	1,228	732
Interest expense, net	5,051	6,690
Income on investment in non-consolidated entity	—	(678)
Other income, net	(23)	(102)
Change in fair value of interest rate derivatives	(38)	(349)
Stock-based compensation and expenses	750	501
Merger and acquisition expenses	2,779	—
Restructuring and transition expenses	1,142	—
Allocated costs attributable to discontinued operations	206	495
Adjusted EBITDA	$17,846	$15,150

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(9,018)	(8,986)
Amortization of intangible assets	(13)	(13)
Income from operations	(3,106)	(3,318)
Intersegment services fees earned	5	6
Adjusted EBITDA from non-deployment businesses	$5,714	$2,839

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Nine Months Ended December 31,
($ in thousands)	2013	2012
Net loss from continuing operations before income taxes	$(13,495)	$(9,158)
Add Back:
Depreciation and amortization of property and equipment	27,901	27,264
Amortization of intangible assets	2,055	1,100
Interest expense, net	14,507	21,426
Loss (income) on investment in non-consolidated entity	1,812	(1,340)
Other income, net	(269)	(494)
Change in fair value of interest rate derivatives	(796)	(1,025)
Stock-based compensation and expenses	1,932	1,698
Merger and acquisition expenses	2,779	1,267
Restructuring and transition expenses	1,142	340
Allocated costs attributable to discontinued operations	1,208	1,503
Adjusted EBITDA	$38,776	$42,581

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(27,054)	(26,890)
Amortization of intangible assets	(39)	(39)
Income from operations	(8,351)	(10,921)
Intersegment services fees earned	16	21
Adjusted EBITDA from non-deployment businesses	$3,348	$4,752